Confidential treatment has been requested for portions of this document. Brackets indicate portions of text that have been omitted. A separate filing of such omitted text has been made with the Commission as part of the Company's application for confidential treatment.

RESEARCH AGREEMENT

    This AGREEMENT entered into this 27th day of June, 1994 (the "Effective Date"), by and between CV Therapeutics, Inc., having its principal office at 1615 Plymouth St., Mountain View, CA 94043 (hereinafter referred to as "Sponsor"), and the UNIVERSITY OF FLORIDA, a non-profit educational institution of the State of Florida located in Gainesville, Florida (hereinafter referred to as the "University").

                                     WITNESSETH:

    WHEREAS, Sponsor desires the research assistance of certain technically qualified persons having access to certain facilities and equipment;

    WHEREAS, Sponsor desires to fund said research entitled "Adenosine Receptor" attached hereto as Appendix A;

    WHEREAS, Sponsor has entered into a License Agreement with the University of Florida Research Foundation, Inc. ("UFRFI") dated June 27, 1994, for the Field of Use described as human pharmaceuticals. UFRFI and the University of Florida, an educational institution having its principal office at 223 Grinter Hall, Gainesville, Florida 32611 (hereinafter referred to as "University"), have agreed that the research described herein shall be conducted by University;

    WHEREAS, University is willing to cooperate with and assist Sponsor by furnishing such personnel, and facilities as may be required;

    NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:


                                    I DEFINITIONS:

    As used herein, the following terms shall have the following meanings:

    1.1 "CONTRACT PERIOD" is June 27, 1994, through June 26, 1996, which shall be extended through June 26, 1997, unless Sponsor has also terminated the License Agreement, during which the University shall perform the Project Work.

    1.2 "LICENSE AGREEMENT" shall mean that certain License Agreement dated June 27, 1994, to which this Research Agreement is attached.

    1.3 "PROJECT DESCRIPTION" shall mean the description of the Project Work, including budget, as described in Appendix A.

    1.4 "PROJECT WORK" shall mean the research work, as described in Appendix A hereof to be performed by University under this Agreement.

    1.5     "RESEARCHER(S)" shall mean individually and collectively Dr. Luiz
Belardinelli   (hereinafter referred to as the "Principal Investigator"), Dr.
Stephen Baker, graduate students, other professional personnel and/or other employees of University participating in the actual performance of the Project Work.

    1.6 "SPONSOR" shall mean the Licensee defined and described in the License Agreement between Licensee and UFRFI.

                                   II RESEARCH WORK

    2.1 University shall perform the Project Work substantially in accordance with the terms and conditions of this Agreement.

    2.2 University agrees that Dr. Belardinelli shall act as the Principal Investigator for the Project Work. If Dr. Belardinelli leaves University, or terminates his involvement in this Agreement, University shall use its best efforts to find a replacement acceptable to Licensee. If University fails to do so, Licensee shall have the right to terminate this Agreement on thirty (30) days written notice.

    2.3 The parties acknowledge that certain portions of the Project Work may be performed by Dr. Ray Olsson at the University of South Florida under a subcontract of this Agreement. University shall not subcontract the Project Work to any other third party without the prior written consent of Sponsor, which consent shall not be unreasonably withheld. University agrees that any such subcontract shall provide that any University Patents and University Inventions conceived pursuant to such subcontract shall be assigned to University and shall be subject to the License Agreement.

                             III REPORTS AND CONFERENCES

    3.1 University shall disclose to Sponsor, on a semi-annual basis and in writing, all of the results of the Project Work including but not limited to all University Inventions, Joint Inventions, know-how, data, conclusions, results, observations, procedures and the like; all of which shall be deemed to be subject to Sponsor's license under the Patent Rights and Know-How pursuant to the License Agreement. Sponsor shall disclose to University, on a semi-annual basis and in writing, all of its results of the Project Work including but not limited to all Joint Inventions, know-how, data, conclusions, results, observations, procedures and the like.

    3.2 If requested by Sponsor, during the term of this Agreement, representatives of the University will meet with representatives of Sponsor at times and places mutually agreed upon to discuss the progress and results, as well as ongoing plans, or changes therein, of the Project Work to be performed hereunder. Sponsor will reimburse the University for reasonable travel and living expenses incurred in connection with such meetings.

                                 IV RESEARCH FUNDING

    4.1 Subject to the terms and conditions of this Agreement, Sponsor shall support the Project Work by a [
              ]  payable as follows:

            4.1.1  Commencing on [                              ], Sponsor
shall pay the University [
                        ] and


            4.1.2  At [                   ], commencing on [
            ] Sponsor shall pay the University [
                                  ].

    4.2     Such grant amount shall cover both [                 ] and shall be
allocated according to the Project Description. Unless otherwise agreed in writing, the total costs to Sponsor for the Project Work shall not exceed [
            ].

    4.3 Should this Agreement be terminated pursuant to Section IX hereof prior to its expiration, Sponsor shall [
] provided, however, that Sponsor shall [
            ] which shall include [                   ] and [
                                                      ].  After [
      ], any obligation of [
                        ]. In addition, if this Agreement is [

                                       ].

                                     V PUBLICITY

    5.1 Sponsor shall not use the names of the University or UFRFI nor of any of their employees, nor any adaptation thereof, in any advertising, promotional or sales literature without prior written consent obtained from UFRFI in each case, except that Sponsor may state that it is licensed by UFRFI under one or more of the patents and/or applications comprising the Patent Rights. The parties agree to issue a mutually press release, on or after the Effective Date.

                                   VI PUBLICATIONS

    6.1 Sponsor recognizes that under University academic policy, the results of a University research project must be publishable and agrees that Researchers engaged in the Project Work shall be permitted to present at symposia, national or regional professional meetings and to publish in journals, theses or dissertations, or otherwise of their own choosing, methods and results of Project Work or any of the University Inventions or Joint Inventions, provided, however, that Sponsor shall have been furnished copies of any proposed publication or presentation at least forty (40) days in advance of the submission of such proposed publication or presentation to a journal, editor or other third party. Sponsor shall have thirty (30) days, after receipt of said copies, to object to such proposed presentation or proposed publication either because there is patentable subject matter which needs protection and/or there is Confidential Information of Sponsor contained in the proposed publication or presentation.
In the event that Sponsor makes such objection, the said Researcher(s) shall refrain from making such publication or presentation for a maximum of three (3) months in order for the University to file patent application(s) with the United States Patent and Trademark Office and/or foreign patent office(s) directed to the patentable subject matter contained in the proposed publication or presentation.

                                 VII CONFIDENTIALITY

    7.1 Anything in this Agreement to the contrary notwithstanding, any and all knowledge, know-how, practices, process or other information of any kind and in any form (hereinafter referred to as "Confidential Information") disclosed or submitted, either orally, in writing or in other tangible or intangible form which is designated as Confidential Information, to either party by the other shall be received and maintained by the receiving party in strict confidence and shall not be disclosed to any third party. Furthermore, neither party shall use the said Confidential Information for any purpose other than those purposes specified in this Agreement. The parties may disclose Confidential Information to the minimum number of its employees reasonably requiring access thereto for the purposes of this Agreement provided, however, that prior to making any such disclosures each such employee shall be apprised of the duty and obligation to maintain Confidential Information in confidence and not to use such information for any purpose other than in accordance with the terms and conditions of this Agreement.

    7.2 Nothing contained herein will in any way restrict or impair either parties right to use, disclose, or otherwise deal with any Confidential Information which at the time of its receipt:

            7.2.1 Is generally available in the public domain, or thereafter becomes available to the public through no act of the receiving party; or

            7.2.2 Was independently known prior to receipt thereof, or made available to such receiving party as a matter of lawful right by a third party.

    7.3 Each party may disclose any Confidential Information to the extent that such party has been advised by counsel that such disclosure is necessary for such party to comply with laws or regulations, provided that the party proposing to make such disclosure shall give the other party reasonable advance notice of such disclosure and shall use its best efforts to secure confidential treatment of such Information to be disclosed.

    7.4 The obligations of this Article VII shall continue until the later of the term of this Agreement and for a period of five (5) years thereafter or for so long as any Confidential

Information not otherwise includable in the Patent Rights or Know-How is being utilized in connection with any Licensed Product.

    7.5 Each party agrees that remedies at law may be inadequate to protect against breach of this Article VII, and hereby agrees to the granting of injunctive relief, without proof of actual damages.

                     VIII INVENTIONS IMPROVEMENTS AND DISCOVERIES

    8.1     University will promptly notify Sponsor of any University
Inventions and Joint Inventions and Sponsor will promptly notify Licensee of any Joint Inventions. This obligation shall survive any termination of this Agreement.

    8.2 All rights and title to University Inventions arising under Project Work and conceived and/or made by one or more employees of University shall belong to University. The University and Sponsor shall own jointly all University Inventions arising under Project Work and conceived and/or made jointly by University and Sponsor. For the purposes of this Agreement, the "making" of inventions shall be governed by U.S. laws of inventorship. All the University's right and title to such University Inventions is hereby assigned to UFRFI and shall be subject to the terms and conditions of this Agreement and the License Agreement.

    8.3 Rights to inventions, improvements and/or discoveries, whether patentable or not, relating to Project Work made solely by employees of Sponsor shall belong to Sponsor, and such invention, improvements and/or discoveries shall not be subject to the terms and conditions of this Agreement or the License Agreement.

                               IX TERM AND TERMINATION

    9.1 This Agreement shall become effective upon the Effective Date and shall continue until June 26, 1996, unless sooner terminated in accordance with the provisions of this Section IX. Sponsor shall extend this Agreement until June 26, 1997, unless Sponsor has also [
              ].

    9.2 Notwithstanding anything to the contrary in this Agreement, Sponsor shall have the right to terminate this Agreement, for any reason, on ninety
(90) days written notice to the University; provided that Sponsor has also terminated the License Agreement. In such event, Sponsor shall have the obligations set forth in Section 4.3.

    9.3 In the event that either party hereto shall commit any breach of or default in any of the terms or conditions of this Agreement, and also shall fail
to remedy such default or breach within [                ] after receipt of
written notice thereof from the other party hereto, the party giving notice may, at its option and in addition to any other remedies which it may have at law or in equity, terminate this Agreement by sending notice of termination in writing to the other party to such effect, and such termination shall be effective as of the date of the receipt of such notice.

    9.4 Termination of this Agreement by either party for any reason shall not affect the rights and obligations of the parties accrued prior to the effective date of termination of this Agreement. No termination of this Agreement, however effectuated, shall release the parties hereto from their rights and obligations under Sections III, IV, V, VI, VII, or VIII.

                                   X MISCELLANEOUS

    10.1 The parties recognize that inventions, copyrightable works or other proprietary information may arise from research sponsored in whole or in part by agencies of the federal government. The parties hereto agree that any such developments shall be governed by the provisions of Public Law 96-517, or as amended, during the term of this Agreement.

    10.2    In the performance of all services hereunder:

            10.2.1 UFRFI shall be deemed to be and shall be an independent contractor and as such University shall not be entitled to any benefits applicable to employees of Sponsor;

            10.2.2 University and UFRFI shall comply with all governmental laws and regulations, such as EPA, OSHA and like regulations, which are applicable to the University and its performance of the Project Work hereunder;

            10.2.3 Neither party is authorized or empowered to act as agent for the other for any purpose and shall not on behalf of the other enter into any contract, warranty or representation as to any matter. Neither shall be bound by the acts or conduct of the other.

                                XI INDEMNITY/INSURANCE

    11.1 University warrants and represents that, as part of the State of Florida, University is self-funded for liability insurance under Chapter 284, FLORIDA STATUTES, such protection being applicable to officers, employees and agents while acting within the scope of their employment by University and University has no liability insurance policy as such that can extend protection to any other person.

    11.2 Each party hereby assumes any and all risks of personal injury and property damage attributable to the negligent acts or omissions of that party and the officers, employees and agents thereof.

    11.3 The parties further agree that nothing contained herein shall be construed or interpreted as denying to either party any remedy or defense available to such party under the laws of the State of Florida; the consent of the State of Florida or its agents and agencies to be sued by reason hereon; or as a waiver of sovereign immunity of the State of Florida beyond the waiver provided in Section 768.28, FLORIDA STATUTES (1991).

                                  XII GOVERNING LAW

    12.1 This Agreement shall be governed and interpreted in accordance with the internal law of the State of Florida without regard to its conflict of laws.

                                   XIII ASSIGNMENT

    13.1 Sponsor shall have the right to assign its rights or obligations under this Agreement in connection with a merger or similar reorganization or the sale of all or substantially all of the assets to which this Agreement pertains, or otherwise with the prior written consent of University. This Agreement shall be binding upon and inure to the benefit of the successors and permitted assigns of Sponsor. Any assignment not in accordance with this Agreement shall be void.

                              XIV AGREEMENT MODIFICATION

    14.1 Any agreement changing the terms of this Agreement in any way shall be valid only if the change is made in writing and approved by authorized representatives of the parties hereto.


                                      XV NOTICES

    15.1 Notices, invoices, communications and payments hereunder shall be deemed made if given by registered or certified mail, postage prepaid, and addressed to the party to receive such notice, invoice or communication at the address given below, or such other address as may hereafter be designated by notice IN writing:

If to Sponsor:     CV Therapeutics, Inc.
                   1615 Plymouth Street
                   Mountain View, CA   94043
                   Attention:


If to UFRFI:       Karen A. Holbrook
                   President
                   University of Florida Research Foundation, Inc.
                   223 Grinter Hall
                   Gainesville, Florida  32611-2037


Technical Matter:  Luiz Belardinelli, M.D.
                   Professor of Medicine University of Florida
                   P.O. Box 100277
                   Gainesville, Florida 32610

    PAYMENTS SHALL BE MADE IN UNITED STATES DOLLARS TO THE UNIVERSITY OF FLORIDA RESEARCH FOUNDATION, INC. AT THE FOLLOWING ADDRESS:

              223 Grinter Hall
              Gainesville, Florida 32611-2037

The date of giving any notice, invoice or other communication, and the date of making any such payment, provided that such payment is received, shall be the date on which such envelope is deposited with the appropriate U.S. Post Office. The postal service receipt showing the date of such deposit shall be PRIMA FACIE evidence of these facts.

                                 XVI ENTIRE AGREEMENT

    16.1 This Agreement represents the entire understanding between the parties, and supersedes and merges all understanding between the parties, and supersedes and merges all other agreements, express or implied, discussions or understandings between the parties with respect to the subject matter hereof. It shall be interpreted in conjunction and consistent with the License Agreement to which this is an Exhibit.

    IN WITNESS WHEREOF, the parties have caused these presents to be executed in duplicate as of the day and year first above written.

CV THERAPEUTICS, INC.                  UNIVERSITY OF FLORIDA


By: /s/ Louis G. Lange                 By:  /s/ Karen A. Holbrook
   ----------------------------            ------------------------
Title:  Chief Executive Officer        Title:  President

                                      APPENDIX A

                                 PROJECT DESCRIPTION


There are 3 main areas of work that the University of Florida Scientists are committed to under the UFDRI/CVT License Agreement. The budgets for this work is detailed below.

1.  [                   ] Pharmacology.  Dr. Belardinelli, Dr. Baker, and the
    University of Florida will undertake certain molecular, cellular and
    isolated tissue pharmacology studies on [                ] in collaboration
    with CVT.  CVT will provide the material for these studies and the
    University of Florida Scientists will investigate [            ].

2.  Development of [                                  ] University of Florida
    will work in conjunction with CVT Chemists to develop [              ].  In
    particular the [                            ] which confers such [         ]
    therefore [               ].  CVT and University of Florida Scientists will
    work together [                ].  These [                   ] may be the
    subject of [                       ].

3.  [                        ]  The scope of the [        ] allows for the
    development of [           ] based upon [                  ] will be
    undertaken initially by the inventors at the University of Florida and University of South Florida with preliminary pharmacological evaluation
    at the University of Florida and then further [               ] evaluations
    at CV Therapeutics. University of Florida Scientists will carry out additional experiments to develop [
                                 ] with further financial support from CV
    Therapeutics as appropriate.

    The primary workload for CV Therapeutics will be to [                      ]
    with the University of Florida Scientists landing support and technical assistance. While these are the immediate goals of the CVT/University of Florida collaboration it is anticipated that within the time frame of the
    agreements we shall explore [                             ].

                                      BUDGET FOR

                                      APPENDIX A


Total:        [    ]

Budgeted for research contract for years [ ] and [ ] to be paid by CV Therapeutics to University of Florida investigators (Belardinelli and Baker).

1.  Personnel  [  ] at [  ]       [    ]

2.  Supplies and animals          [    ]

3.  Indirect cost                 [    ]

                   TOTAL          [    ]




    /s/ Luiz Belardinelli, M.D.             /s/ Stephen P. Baker, Ph.D.
     ----------------------------            ----------------------------
      Professor of Medicine                  Chairman, Department of
                                                   Pharmacology